Exhibit 99.1

Zymeworks Names Anthony Polverino, Ph.D., Executive Vice President
 of Early Development and Chief Scientific Officer

Vancouver, Canada (September 19, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today announced it has named Anthony (Tony) Polverino, Ph.D., Executive Vice President of Early Development and Chief Scientific Officer. In his new role, Dr. Polverino will be instrumental in setting and driving Zymeworks’ R&D strategy. He will also manage the advancement of product candidates from discovery research through translational research/early development, thereby creating a seamless link with clinical development. In this newly created position, Dr. Polverino will report to Ali Tehrani, Ph.D., Zymeworks’ President and Chief Executive Officer.
“Tony joins us with an extensive and productive background in drug discovery and development,” said Dr. Tehrani. “His career includes a number of successes identifying and advancing programs from discovery through to clinical development and beyond. With expertise in biologics, antibodies, and small molecule therapeutics, as well as a broad background in immunotherapy and cancer biology, he is well suited to lead and contribute on many fronts as Zymeworks enters the next phase of its growth in building a diversified pipeline of first and best-in-class preclinical and clinical therapeutic programs.”
From 2016 until 2018, Dr. Polverino was at Kite Pharma, Inc., which was acquired by Gilead Sciences, Inc. in 2017. While at Kite he served as the interim Chief Scientific Officer and before that as Vice President of Research. During his tenure, Yescarta®, Kite's lead chimeric antigen receptor (CAR)-T cell therapy, was approved for relapsed or refractory B cell lymphoma, and multiple programs were advanced to the clinic. Dr. Polverino also assembled an innovative chimeric antigen receptor discovery and development team. Prior to Kite, he was at Amgen Inc. from 1994 to 2014, serving in a number of research leadership roles of increasing responsibility. While at Amgen he managed and advanced numerous research programs utilizing multiple therapeutic modalities, including immunotherapy, oncolytic viruses, bispecific antibodies, antibody-drug conjugates, and small molecules. He also played a key role in the development of over 12 novel antigens for antibody therapeutics.
“Having had the opportunity to assess Zymeworks’ technologies and pipeline, I believe they are extremely well positioned to deliver novel treatments for a number of serious diseases, and I am delighted to be joining the company,” said Dr. Polverino. “Zymeworks’ multiple platforms will provide abundant opportunities to apply my scientific curiosity and passion for creating new medicines for patients.”
Dr. Polverino earned his undergraduate degree in pharmacology from Adelaide University and his Ph.D. in biochemistry from Flinders University, both in Adelaide, Australia. Subsequently, he was a post-doctoral scientist at Cold Spring Harbor Laboratory located in Cold Spring Harbor, New York. Dr. Polverino has authored dozens of scientific publications and is a named inventor on multiple patents. He serves as a board member for BrainStorm Cell Therapeutics, a biotechnology company developing adult stem cell therapeutics for neurodegenerative diseases.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully-integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly-differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly-owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to future contributions by the new Chief Scientific Officer, Zymeworks’ technology and potential future growth, the success of Zymeworks’ drug discovery and development, Zymeworks’ ability to deliver novel treatments or develop new medicines, and other information that is not historical information. When used herein, words and phrases such as “will,” “believe,” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.
Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net